INVESCO MUNICIPAL FUND                                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 3/31/2011
FILE NUMBER:        811-7890
SERIES NO.:                7

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A   $      1,542
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B   $         --
          Class C   $          8
          Class Y   $      3,296

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A         0.1954
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B         0.1514
          Class C         0.1516
          Class Y         0.2100

74U.    1 Number of shares outstanding (000's Omitted)
          Class A          6,281
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B              1
          Class C             53
          Class Y         13,232

74V.    1 Net asset value per share (to nearest cent)
          Class A   $      11.44
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B   $      11.45
          Class C   $      11.45
          Class Y   $      11.43

INVESCO VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 3/31/2011
FILE NUMBER:        811-7890
SERIES NO.:                8

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A   $      3,213
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B   $        115
          Class C   $        166
          Class Y   $         24

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A         0.3696
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B         0.3586
          Class C         0.3144
          Class Y         0.3896

74U.    1 Number of shares outstanding (000's Omitted)
          Class A          8,038
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B            241
          Class C            513
          Class Y             79

74V.    1 Net asset value per share (to nearest cent)
          Class A   $      15.26
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B   $      15.54
          Class C   $      15.27
          Class Y   $      15.24

INVESCO VAN KAMPEN INSURED TAX FREE INCOME FUND                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 3/31/2011
FILE NUMBER:        811-7890
SERIES NO.:                9

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A   $     16,766
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B   $        233
          Class C   $        545
          Class Y   $         79

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A         0.3456
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B         0.2845
          Class C         0.2843
          Class Y         0.3655

74U.    1 Number of shares outstanding (000's Omitted)
          Class A         46,998
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B            703
          Class C          1,710
          Class Y            225

74V.    1 Net asset value per share (to nearest cent)
          Class A   $      15.52
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B   $      15.50
          Class C   $      15.48
          Class Y   $      15.52